Investor Presentation | Q2 2019 atlanticcapitalbank.com NASDAQ TICKER: ACBI

Forward-Looking Statements Disclaimer This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “target,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward- looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the cost savings from our exit of the Tennessee and northwest Georgia markets may not be fully realized or may take longer to realize than expected; the funding impact from the loss of deposits following the sale of our Tennessee and northwest Georgia branches; our strategic decision to focus on the greater Atlanta market may not positively impact our financial condition in the expected timeframe, or at all; costs associated with our growth and hiring initiatives in the Atlanta market area; risks associated with increased geographic concentration, borrower concentration and concentration in commercial real estate and commercial and industrial loans resulting from our exit of the Tennessee and northwest Georgia markets and our strategic realignment; changes in asset quality and credit risk; the cost and availability of capital; customer acceptance of our products and services; customer borrowing, repayment, investment and deposit practices; the introduction, withdrawal, success and timing of business initiatives; the impact, extent, and timing of technological changes; severe catastrophic events in our geographic area; a weakening of the economies in which we conduct operations may adversely affect our operating results; the U.S. legal and regulatory framework could adversely affect the operating results of the company; the interest rate environment may compress margins and adversely affect net interest income; our ability to anticipate or respond to interest rate changes correctly and manage interest rate risk presented through unanticipated changes in our interest rate risk position and/or short- and long-term interest rates; changes in trade, monetary and fiscal policies of various governmental bodies and central banks could affect the economic environment in which we operate; our ability to determine accurate values of certain assets and liabilities; adverse developments in securities, public debt, and capital markets, including changes in market liquidity and volatility; unanticipated changes in our liquidity position, including but not limited to our ability to enter the financial markets to manage and respond to any changes to our liquidity position; the impact of the transition from LIBOR and our ability to adequately manage such transition; adequacy of our risk management program; increased competitive pressure due to consolidation in the financial services industry; risks related to security breaches, cybersecurity attacks and other significant disruptions in our information technology systems; the effect of changes in tax law, such as the effect of the Tax Cuts and Jobs Act that was enacted on December 22, 2017; and other risks and factors identified in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 14, 2019 in Part I, Item 1A under the heading “Risk Factors” and in Part II, Item 7 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” 2

Non-GAAP Financial Information Statements included in this annual report include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) taxable equivalent net interest income, (ii) taxable equivalent net interest margin, and (iii) tangible book value per share. Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations, and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non- GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies. 3

Our Company We are a team of talented, experienced and entrepreneurial bankers focused Atlanta’s Hometown Business Bank on serving clients that value high-touch relationships and deep expertise. Commercial & Commercial Highlights Private Not-for-Profit Real Estate Banking Enterprises Developers Focused • Tennessee and NW Georgia divestiture Strategy • Investing in Atlanta and specialty businesses Specialty Businesses Positioned • Atlanta metro for Growth • Specialty commercial business lines Payments & Franchise • Proven underwriting; superior credit quality Fintech SBA Lending Fundamentally Finance • Core deposit strength; treasury management experience Companies Sound 4

We Fuel Prosperity WE ARE A team of talented, experienced and entrepreneurial bankers WE SERVE Clients who value high-touch relationships and deep expertise WE WIN With creativity, expertise, teamwork, humility, and confidence

Atlanta’s Hometown Business Bank Of the top 10 largest U.S. metro areas, Atlanta has: Atlanta MSA GDP • The second highest projected population growth (2020) • Lowest overall business cost index $400 • 13 Fortune 500 headquarters (ranked #3) • #3 market for tech talent labor pool growth • #1 moving destination (for eight consecutive years) $350 • 70% of all US payments are processed through Georgia $300 $250 $200 2012 2013 2014 2015 2016 2017 Source: Metro Chamber, Fortune and KPMG 6

Q2 2019 Results Continuing Operations Q2 2019 Q1 2019 Change Diluted EPS $0.29 $0.26 $0.03 Tangible book value per share(1) $13.60 $12.17 $1.43 Efficiency Ratio 58.06% 60.61% 255 bp Loans held for investment $1.79 billion $1.73 billion $55 million C&I and owner occupied loans $1.01 billion $984 million $30 million Average non-interest $588 million $575 million $13 million bearing deposits Average deposits $1.90 billion $1.79 billion $108 million (1)Tangible book value per share is a non-GAAP financial measure. Please see “Non-GAAP Reconciliation” on slide 26 for more details. 7

2019 Priorities Divest Expand Focus on Manage Tennessee/ Atlanta Core Deposits Capital NW Georgia Success • Transaction • Hire commercial • Expand Payments • $85 million share closed in Q2 2019 and small and FinTech client repurchase business segments program • Recognize cost bankers authorized savings • Leverage treasury • Open new management • Evaluate • Restructure offices platforms in alternatives for balance sheet commercial, excess capital • Take advantage of market business banking disruption and not-for-profit banking teams • Aggressively hire bankers in deposit rich verticals in Atlanta and nationally Positioned for improved performance and shareholder value creation 8

Tennessee/NW Georgia Divestiture

Atlantic Capital

Results in a **stronger company**, with **strategic clarity** and an opportunity for **meaningful value creation**

Transaction

- Exited Tennessee and northwest Georgia market and mortgage business
- Closed the sale of 14 branches to FirstBank on April 5, 2019
- Total loans[(1)]: $385 million
- Total deposits[(1)]: $593 million

Clarifies Strategy

- Clarifies strategic focus on Atlantic Capital's high performing core and emerging commercial businesses in Atlanta and selected specialty businesses
- Redirects investment of capital and other resources to these businesses

Financially Compelling

- Results in immediate improvement in Atlantic Capital's financial performance with minimal impact to net income
- Enhances shareholder returns and EPS accretion by enabling significant share repurchase program

Accretive to Capital

- Produces immediate tangible book value accretion
- Generates significant excess capital

[(1)] assumes a March 31, 2019 basis

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Atlanta’s Hometown Business Bank Proven business model focused on commercial clients and individuals that value high touch relationships and expertise Atlanta Market Highlights Atlanta Commercial and Private Banking Loans . Focusing efforts on core commercial and private banking markets $585 $590 $596 $466 $506 $408 . 5.12% 5.02% Atlantic Capital Exchange (“ACE”) platforms provide 4.72% distinctive treasury services 4.07% 3.59% 3.72% . Three locations across Metro Atlanta . Total of 25 bankers 2015 2016 2017 2018 3/31/2019 6/30/2019 Loans Yield on Loans Atlanta Loan and Deposit Composition – 6/30/2019 Atlanta Commercial and Private Banking Deposits Loans QTD Average Deposits $800 $751 $766 CRE $654 $554 0.64% 13% $470 0.57% CRE 42% 0.36% Commercial & Commercial & 0.18% 0.19% 0.21% Private Banking Private Banking 58% 87% 2015 2016 2017 2018 3/31/2019 6/30/2019 Average Deposits Cost of Deposits $1,027MM $920MM Note: Commercial & Private Banking charts exclude commercial real estate loans 10

Growing Specialty Businesses • 14 professionals located nationally SBA • Consistently ranked in top 3 for SBA 7(a) originations in Georgia(1) Lending • Top 50 SBA lender nationally(2) • More than $160 million in outstanding balances Franchise Lending • Focus on multi-unit operators across various industry verticals • 5 bankers focused on growing deposits and fee income with payments and fintech companies Payments & Fintech • Recognized as a Top 50 ACH Bank in the US by NACHA, the Electronic Payments Banking Association; originated $56 billion in payments in 2018 • Average deposits Q2 2019: $324 million (1) Source: Small Business Administration Georgia District Office (2) Source: NAGGL 11

Commercial Lending Focus Loans from Continuing Operations $1,790 $1,728 $11 Mortgage Warehouse Residential $28 $112 Other $103 3% $1,515 $1,519 Consumer & Other 3% $36 Mtg Warehouse 1% $144 $88 $1,341 Construction $61 $652 CRE $82 $653 & Land $136 11% $605 $622 $590 Commercial 57% Commercial Real Estate $1,015 Commercial $944 25% $790 $688 $533 12/31/2015 12/31/2016 12/31/2017 12/31/2018 6/30/2019 • Compound average growth rate from 12/31/2015 to 6/30/2019: Yield 3.46% 3.79% 4.27% 5.01% 5.47% • 20% for commercial loans Data as of 6/30/2019 • 9% for total loans Dollars in millions Commercial loans include commercial and industrial and owner occupied CRE loans. CRE loans include non-owner occupied and construction and land. Other loans include residential mortgages, home equity, consumer and other loans. Prior periods have been retrospectively adjusted for the impact of discontinued operations. 12

Superior Credit Quality Non-performing assets / Assets NCOs / Average Loans 0.23% 0.11% 0.02% 0.12% 0.02% 0.05% (0.01%) 0.43% 0.40% 0.36% 0.31% 0.20% 0.12% 0.13% 0.14% (0.32%) 2012 2013 2014 2015 2016 2017 2018 YTD 2012 2013 2014 2015 2016 2017 2018 Q2 2019 2019 ACBI Peers • Historically strong credit quality • Collaborative approach between bankers and credit officers • Credit officers have credit approval authority • Disciplined portfolio management process to identify potential problems early Source: SNL Peers include publicly traded banks headquartered in the Southeast as defined by SNL with assets between $1 billion and $5 billion. 13

Strong Core Deposit Franchise Average Deposits from Continuing Operations $1,802 5% Brokered $1,633 $1,540 5% $1,419 11% • Compound average 15% growth rate from 12/31/2015 to $1,199 63% Interest 6/30/2019: 12% Bearing 62% • 16% for average 57% deposits 57% • 18% for average DDA 60% DDA 32% 32% 33% 28% 28% 2015 2016 2017 2018 YTD 2019 Deposit cost 0.28% 0.38% 0.52% 0.77% 1.15% Dollars in millions Deposit figures represent YTD average balances. Prior periods have been retrospectively adjusted for the impact of discontinued operations. 14

Net Interest Margin NIM by Year* NIM by Quarter* $21,165 $20,524 $76,642 $19,977 $19,394 3.74% $63,738 $18,543 3.66% 3.50% 3.61% $54,203 3.51% 3.48% $39,009 3.07% 2.76% 2.76% 2015 2016 2017 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Net interest income Net interest margin • NIM benefited from increases in short-term interest rates during 2016-2018 • Q2 2019 NIM included the impact from the branch sale cash payment of $167 million Dollars in thousands Income and margin from continuing operations *Net interest income and net interest margin are taxable equivalent and are non-GAAP financial measures. Net interest income is used in calculating net interest margin. Please see “Non-GAAP Reconciliation” on slide 26 for more details. 15

Disciplined Expense Management Efficiency Ratio(1) Noninterest Expense Q2 2019 Q1 2019 Change 89.1% Salaries and employee benefits 8,529 9,213 (684) 76.3% Occupancy 689 639 50 70.4% Equipment and software 753 739 14 57.9% 59.3% Professional services 792 775 17 Communications and data processing 662 675 (13) Other noninterest expense 1,829 1,754 75 Noninterest expense - continuing operations 13,254 13,795 (541) Noninterest expense - discontinued operations 4,353 5,332 (979) Total noninterest expense 17,607 19,127 (1,520) 2015 2016 2017 2018 YTD 2019 • Focus on expense management has driven lower efficiency ratio for continuing operations • 2019 expenses includes investments in: • Hiring additional bankers in Atlanta and specialty businesses • Opening new offices in Atlanta market (1) Continuing operations 16

Strong Capital Position 15.7% 16.5% 14.8% 14.8% 13.3% 13.6% 13.3% 12.3% TCE / TA Tier 1 Leverage Ratio Tier 1 Capital Ratio Total Capital Ratio Bank Holding Company Excess capital will be deployed in a very thoughtful and disciplined manner Share repurchase • Board authorization to repurchase $85 million of stock program • Purchased $51 million of stock as of June 30, 2019 • Opened LPO in Cobb County Atlanta • Converted Athens LPO to branch office investments • Opening new private banking branch in Buckhead Additional options Data as of 6/30/2019 17

Achievable Operating Leverage 2019 Targets Key Components • Leverage Atlanta Success Optimizing Financial Performance • Focus on Core Deposits Loan Growth High single digit • Invest in Specialty Businesses Efficiency Ratio Mid-to-high 50s • Capital Management 18

Appendix

Management Biographies • President and CEO of Atlantic Capital since its inception • Former Managing Director and Head of Wachovia Corporation’s International Corporate Finance Group • Held numerous roles within Wachovia, including EVP and Head of the Global Corporate Banking Division; CRO for all corporate, institutional, and wholesale banking activities; EVP and Co-Head of Wachovia’s Capital Markets Division and EVP and Head of Wachovia’s US Corporate Banking Division • Former chairman of the Community Depository Institutions Advisory Council (CDIAC) of the Federal Reserve Bank of Atlanta and its representative to Douglas Williams the CDIAC of the Federal Reserve Board of Governors President and • Serves on the Boards of the Metro Atlanta Chamber of Commerce and the Georgia Chamber of Commerce, is a Member of the Buckhead Coalition, and Chief Executive Officer former member of YMCA of Metropolitan Atlanta and the High Museum of Art boards • EVP at Atlantic Capital since inception • CFO of Atlantic Capital since NASDAQ listing in 2015 • Former Managing Director and Group Head for • Former CFO of Square 1 Financial, Inc. Wachovia Securities’ Continental European • Former EVP and CFO of Encore Bancshares, Inc. Group • Former SVP and Treasurer for Sterling Bancshares, • Member of TWIN (The World Innovation Inc. Kurt Shreiner Network – Chicago), Fiserv’s Commercial Patrick Oakes, CFA Chartered Financial Analyst Executive Vice President, Executive Vice President, • Payments Advisory Board and an executive in Head of Corporate Financial Services Chief Financial Officer residence at Juniata College in Pennsylvania • Senior Risk Management Officer at Atlantic • CRO of Atlantic Capital since its inception through Capital since inception 2017 • Former Director in Wachovia’s Risk • Former Chief Credit Officer for Wachovia’s Capital Management Division supporting Corporate, Finance business Investment Banking and Capital Markets • Former Head of Risk Management for all of groups Rich Oglesby Gray Fleming Wachovia’s Capital Markets business • Former Client Management and Risk Executive Vice President, Executive Vice President, • Serves on the Board of Trustees at Children’s Management Officer in Wachovia’s middle General Banking Division Executive Chief Risk Officer Literature for Children market commercial group in North Carolina 20

Financial Highlights

Atlantic Capital

METRICS		Q2 2019	Q1 2019	Q2 2018	YTD 2019	YTD 2018
Income[1]	Diluted EPS - continuing operations	$ 0.29	$ 0.26	$ 0.32	$ 0.55	$ 0.52
	Diluted EPS	1.21	0.21	0.31	1.41	0.51
	Net income (loss) - continuing operations	7,009	6,440	8,378	13,449	13,569
	Net income (loss)	29,152	5,377	8,151	34,529	13,189
Performance Measures	Return on average assets	4.79 %	0.77 %	1.20 %	2.64 %	0.98 %
	Return on average equity	34.38	6.80	10.46	21.07	8.59
	NIM - continuing operations [2]	3.61	3.74	3.51	3.73	3.45
	Efficiency ratio - continuing operations	58.06	60.61	55.10	59.33	59.55
Balance Sheet[3]	Total loans held for investment (period-end)	$ 1,790	$ 1,735	$ 1,552	$ 1,790	$ 1,552
	Average deposits - continuing operations	1,902	1,794	1,533	1,802	1,549
Capital	Tier 1 capital ratio	13.3 %	11.0 %	12.0 %	13.3 %	12.0 %
	Total risk-based capital ratio	16.5	13.7	15.0	16.5	15.0
	TCE / TA	13.4	10.5	11.0	13.4	11.0
	Tangible book value per share [4]	$ 13.60	$ 12.17	$ 11.23	$ 13.60	$ 11.23
Asset Quality	Net charge offs to average loans [5]	0.14 %	0.11 %	0.03 %	0.12 %	0.04 %
	NPAs to total assets	0.31	0.40	0.14	0.31	0.14
	ALLL to loans held for investment [6]	1.02	1.04	1.01	1.02	1.01

[1] On April 5, 2019, Atlantic Capital completed the sale to FirstBank of its Tennessee and northwest Georgia banking operations, including 14 branches and the mortgage business. The banking business and branches subsequently sold to FirstBank are reported as discontinued operations. Discontinued operations have been reported retrospectively for periods presented prior to December 31, 2018. Income in thousands. [2] Taxable equivalent. Please see "Non-GAAP Reconciliation" on slide 26 for more details. [3] Dollars in millions [4] Excludes effect of acquisition related intangibles. Please see "Non-GAAP Reconciliation" on slide 26 for more details. [5] Annualized [6] The first and second quarter 2019 and fourth quarter 2018 ratios are calculated on a continuing operations basis. Prior period ratios have not been retrospectively adjusted for the impact of discontinued operations.

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Balance Sheet June 30, March 31, December 31, June 30, (in thousands, except share data) 2019 2019 2018 2018 ASSETS Cash and due from banks $ 24,206 $ 36,992 $ 42,895 $ 55,612 Interest-bearing deposits in banks 52,932 76,720 216,040 42,477 Other short-term investments – 29,457 9,457 14,712 Cash and cash equivalents 77,138 143,169 268,392 112,801 Securities available-for-sale 348,723 402,640 402,486 453,968 Other investments 31,912 28,844 29,236 36,190 Loans held for sale – 1,530 5,889 1,612 Loans held for sale - discontinued operations(1) – 384,779 373,030 382,732 Loans held for investment(1) 1,789,740 1,734,557 1,728,073 1,551,579 Less: allowance for loan losses(2) (18,186) (18,107) (17,851) (19,583) Loans held for investment, net 1,771,554 1,716,450 1,710,222 1,531,996 Premises held for sale - discontinued operations(1) – 7,736 7,722 7,296 Premises and equipment, net(1) 20,037 23,311 9,779 9,582 Bank owned life insurance 65,874 65,486 65,149 64,391 Goodwill - discontinued operations(1) – 4,555 4,555 4,555 Goodwill - continuing operations(1) 19,925 17,135 17,135 17,135 Other intangibles, net 3,095 4,241 4,388 5,322 Other real estate owned 971 971 874 1,288 Other assets 50,451 55,040 56,583 61,806 Total assets $ 2,389,680 $ 2,855,887 $ 2,955,440 $ 2,690,674 LIABILITIES AND S HAREHO LDERS ' EQ UITY Deposits: Noninterest-bearing demand(1) $ 569,693 $ 561,829 $ 602,252 $ 464,282 Interest-bearing checking(1) 309,709 233,838 252,490 241,461 Savings(1) 1,090 896 725 951 Money market(1) 802,973 962,741 987,183 647,247 Time(1) 33,902 22,069 10,623 10,359 Brokered deposits 134,164 65,811 99,241 92,656 Deposits to be assumed - discontinued operations(1) – 593,264 585,429 609,631 Total deposits 1,851,531 2,440,448 2,537,943 2,066,587 Federal funds purchased 35,000 – – 65,000 Securities sold under agreements to repurchase - discontinued operations(1) – 9,821 6,220 8,024 Federal Home Loan Bank borrowings 82,000 – – 150,000 Long-term debt 49,789 49,746 49,704 49,620 Other liabilities 34,645 35,245 37,920 34,673 Total liabilities 2,052,965 2,535,260 2,631,787 2,373,904 S HAREHO LDERS ' EQ UITY Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2019, March 31, 2019, December 31, 2018, and June 30, 2018 – – – – Common stock, no par value; 100,000,000 shares authorized; 23,293,465, 24,466,964, 25,290,419, and 26,102,217 shares issued and outstanding as of June 30, 2019, March 31, 2019, December 31, 2018, and June 30, 2018, respectively 256,791 276,346 291,771 304,793 Retained earnings 76,343 47,191 42,187 26,844 Accumulated other comprehensive (loss) income 3,581 (2,910) (10,305) (14,867) Total shareholders’ equity 336,715 320,627 323,653 316,770 TO TAL LIABILITIES AND S HAREHO LDERS ' EQ UITY $ 2,389,680 $ 2,855,887 $ 2,955,440 $ 2,690,674 (1)Assets and liabilities related to the sale of Tennessee and northwest Georgia banking operations were classified as held for sale as of March 31, 2019 and December 31, 2018, and prior periods have been adjusted retrospectively. (2)The allowance for loan losses has not been adjusted retrospectively for discontinued operations in periods prior to December 31, 2018. 22

Period End Loans[1]

Atlantic Capital

(dollars in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	Linked Quarter Change	Year Over Year Change
Loans held for sale							
Loans held for sale	$ -	$ 1,530	$ 5,889	$ 1,886	$ 1,612	$ (1,530)	$ (1,612)
Loans held for sale - discontinued operations	-	384,779	373,030	375,976	382,732	(384,779)	(382,732)
Total loans held for sale	$ -	$ 386,309	$ 378,919	$ 377,862	$ 384,344	$ (386,309)	$ (384,344)
Loans held for investment							
Commercial loans:							
Commercial and industrial	$ 701,566	$ 679,489	$ 645,374	$ 581,737	$ 546,497	$ 22,077	$ 155,069
Commercial real estate:							
Multifamily	43,907	43,929	88,826	108,001	92,013	(22)	(48,106)
Owner occupied	313,310	304,945	298,291	295,801	265,576	8,365	47,734
Investment	409,629	394,087	407,711	409,145	386,072	15,542	23,557
Construction and land:							
1-4 family residential construction	3,696	2,067	1,006	–	378	1,629	3,318
Other construction, development, and land	195,260	171,818	155,226	147,114	134,764	23,442	60,496
Mortgage warehouse loans	10,665	22,267	27,967	27,838	38,352	(11,602)	(27,687)
Total commercial loans	1,678,033	1,618,602	1,624,401	1,569,636	1,463,652	59,431	214,381
Residential:							
Residential mortgages	31,338	32,915	32,800	24,904	20,270	(1,577)	11,068
Home equity	24,303	23,171	22,822	33,410	32,638	1,132	(8,335)
Total residential loans	55,641	56,086	55,622	58,314	52,908	(445)	2,733
Consumer	34,618	35,203	25,851	26,825	25,531	(585)	9,087
Other	24,126	26,663	24,712	10,579	12,409	(2,537)	11,717
	1,792,418	1,736,554	1,730,586	1,665,354	1,554,500	55,864	237,918
Less net deferred fees and other unearned income	(2,678)	(1,997)	(2,513)	(2,896)	(2,921)	(681)	243
Total loans held for investment	$ 1,789,740	$ 1,734,557	$ 1,728,073	$ 1,662,458	$ 1,551,579	$ 55,183	$ 238,161
Total loans	$ 1,789,740	$ 2,120,866	$ 2,106,992	$ 2,040,320	$ 1,935,923	$ (331,126)	$ (146,183)

[1] Loans held for sale-discontinued operations and loans held for investment have been reported retrospectively for all periods prior to December 31, 2018.

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Deposits:
Period End and Average

Atlantic Capital

Period End Deposits (dollars in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	Linked Quarter Change	Year Over Year Change
DDA	$ 569,693	$ 561,829	$ 602,252	$ 518,155	$ 464,282	$ 7,864	$ 105,411
NOW	309,709	233,838	252,490	407,214	241,461	75,871	68,248
Savings	1,090	896	725	698	951	194	139
Money market	802,973	962,741	987,183	759,583	647,247	(159,768)	155,726
Time	33,902	22,069	10,623	10,396	10,359	11,833	23,543
Brokered	134,164	65,811	99,241	79,119	92,656	68,353	41,508
Total deposits - continuing operations	1,851,531	1,847,184	1,952,514	1,775,165	1,456,956	4,347	394,575
Deposits to be assumed - discontinued operations	–	593,264	585,429	604,659	609,631	(593,264)	(609,631)
Total deposits	$ 1,851,531	$ 2,440,448	$ 2,537,943	$ 2,379,824	$ 2,066,587	$ (588,917)	$ (215,056)
Payments clients	$ 301,413	$ 361,192	$ 397,608	$ 258,320	$ 251,748	$ (59,779)	$ 49,665

Average Deposits (dollars in thousands)	2019 Second Quarter	2019 First Quarter	2018 Fourth Quarter	2018 Third Quarter	2018 Second Quarter	Linked Quarter Change	Q2 2019 vs Q2 2018
DDA	$ 587,957	$ 575,453	$ 597,239	$ 561,355	$ 489,722	$ 12,504	$ 98,235
NOW	314,601	276,212	280,449	314,759	287,283	38,389	27,318
Savings	956	884	712	616	674	72	282
Money market	859,680	847,254	798,017	697,578	645,034	12,426	214,646
Time	32,358	12,847	10,117	10,406	9,855	19,511	22,503
Brokered	106,524	81,141	93,558	67,937	100,425	25,383	6,099
Total deposits - continuing operations	1,902,076	1,793,791	1,780,092	1,652,651	1,532,993	108,285	369,083
Deposits to be assumed - discontinued operations	45,350	593,313	600,769	601,421	602,832	(547,963)	(557,482)
Total deposits	$ 1,947,426	$ 2,387,104	$ 2,380,861	$ 2,254,072	$ 2,135,825	$ (439,678)	$ (188,399)
Payments clients	$ 285,949	$ 295,059	$ 263,800	$ 227,029	$ 219,016	$ (9,110)	$ 66,933
Noninterest bearing deposits as a percentage of average deposits - continuing operations	30.9%	32.1%	33.6%	34.0%	31.9%		
Cost of deposits - continuing operations	1.15%	1.09%	0.93%	0.76%	0.71%		

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Income Statements[1]

Atlantic Capital

(in thousands except share and per share data)	Three months ended					Six months ended	
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Total interest income	$ 26,598	$ 26,197	$ 26,628	$ 24,017	$ 22,836	$ 52,795	$ 44,115
Total interest expense	6,709	5,773	5,560	4,720	4,392	12,482	8,233
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	19,889	20,424	21,068	19,297	18,444	40,313	35,882
Provision for loan losses	698	814	502	845	(173)	1,512	599
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	19,191	19,610	20,566	18,452	18,617	38,801	35,283
NONINTEREST INCOME							
Service charges	870	794	876	804	828	1,664	1,535
Gains (losses) on sale of securities	654	–	(1,853)	–	(2)	654	(2)
Gains (losses) on sale of other assets	(10)	(3)	–	58	(166)	(13)	(212)
Trust income	–	–	–	–	507	–	1,025
Derivatives income	(233)	(111)	154	20	20	(344)	134
Bank owned life insurance	389	360	380	379	378	749	747
SBA lending activities	1,096	1,086	425	882	997	2,182	2,299
Gain on sale of trust company	–	–	–	–	1,681	–	1,681
Other noninterest income	175	210	182	112	223	385	421
Total noninterest income	2,941	2,336	164	2,255	4,466	5,277	7,628
NONINTEREST EXPENSE							
Salaries and employee benefits	8,529	9,213	7,573	7,332	7,911	17,742	16,861
Occupancy	689	639	655	732	700	1,328	1,585
Equipment and software	753	739	783	747	701	1,492	1,287
Professional services	792	775	947	796	943	1,567	1,768
Postage, printing and supplies	29	48	30	55	44	77	81
Communications and data processing	662	675	772	566	657	1,337	1,338
Marketing and business development	233	226	224	211	135	459	275
FDIC premiums	175	235	157	154	143	410	251
Other noninterest expense	1,392	1,245	1,067	1,279	1,389	2,637	2,465
Total noninterest expense	13,254	13,795	12,208	11,872	12,623	27,049	25,911
INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	8,878	8,151	8,522	8,835	10,460	17,029	17,000
Provision for income taxes	1,869	1,711	1,039	1,837	2,082	3,580	3,431
NET INCOME FROM CONTINUING OPERATIONS	7,009	6,440	7,483	6,998	8,378	13,449	13,569
DISCONTINUED OPERATIONS							
Income (loss) from discontinued operations	$ 30,107	$ (1,417)	$ 1,796	$ (646)	$ (303)	$ 28,690	$ (507)
Provision (benefit) for income taxes	7,964	(354)	449	(161)	(76)	7,610	(127)
Net income (loss) from discontinued operations	22,143	(1,063)	1,347	(485)	(227)	21,080	(380)
NET INCOME	$ 29,152	$ 5,377	$ 8,830	$ 6,513	$ 8,151	$ 34,529	$ 13,189

[1]Discontinued operations have been reported retrospectively for all periods presented.

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Non-GAAP Financial Measures

Atlantic Capital

(in thousands)	For the Years Ended December 31, 2018	2017	2016	2015
Net interest income reconciliation				
Net interest income - GAAP	$ 76,247	$ 62,832	$ 53,719	$ 38,946
Taxable equivalent adjustment	395	906	484	63
Net interest income - taxable equivalent	$ 76,642	$ 63,738	$ 54,203	$ 39,009
Taxable equivalent net interest margin reconciliation				
Net interest margin - GAAP - continuing operations	3.48%	3.03%	2.74%	2.75%
Impact of taxable equivalent adjustment	0.02%	0.04%	0.02%	0.01%
Net interest margin - taxable equivalent	3.50%	3.07%	2.76%	2.76%

(in thousands)	2019 Second Quarter	2019 First Quarter	2018 Fourth Quarter	2018 Third Quarter	2018 Second Quarter	For the six months ended June 30, 2019	For the six months ended June 30, 2018
Taxable equivalent net interest income reconciliation							
Net interest income - GAAP	$ 19,889	$ 20,424	$ 21,068	$ 19,297	$ 18,444	$ 40,313	$ 35,882
Taxable equivalent adjustment	88	100	97	97	98	188	201
Net interest income - taxable equivalent	$ 19,977	$ 20,524	$ 21,165	$ 19,394	$ 18,542	$ 40,501	$ 36,083
Taxable equivalent net interest margin reconciliation - continuing operations							
Net interest margin - GAAP - continuing operations	3.60%	3.72%	3.64%	3.46%	3.49%	3.71%	3.43%
Impact of taxable equivalent adjustment	0.01%	0.02%	0.02%	0.02%	0.02%	0.02%	0.02%
Net interest margin - taxable equivalent - continuing operations	3.61%	3.74%	3.66%	3.48%	3.51%	3.73%	3.45%
Tangible book value per common share reconciliation							
Total shareholders' equity	$ 336,715	$ 320,627	$ 323,653	$ 320,237	$ 316,770	$ 336,715	$ 316,770
Intangible assets	(19,925)	(22,848)	(23,095)	(23,367)	(23,662)	(19,925)	(23,662)
Total tangible common equity	$ 316,790	$ 297,779	$ 300,558	$ 296,870	$ 293,108	$ 316,790	$ 293,108
Common shares outstanding	23,293,465	24,466,964	25,290,419	26,103,666	26,102,217	23,293,465	26,102,217
Book value per common share - GAAP	$ 14.46	$ 13.10	$ 12.80	$ 12.27	$ 12.14	$ 14.46	$ 12.14
Tangible book value	13.60	12.17	11.88	11.37	11.23	13.60	11.23

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Financial Information from Discontinued Operations

Atlantic Capital

Assets and Liabilities from Discontinued Operations (in thousands)	June 30, 2019	March 31, 2019	December 31, 2018
Cash	$ –	$ 4,168	$ 4,234
Loans held for sale - discontinued operations	–	384,779	373,030
Premises held for sale - discontinued operations	–	7,736	7,722
Goodwill - discontinued operations	–	4,555	4,555
Other assets	–	1,158	1,405
Total assets	$ –	$ 402,396	$ 390,946
Deposits to be assumed - discontinued operations	$ –	$ 593,264	$ 585,429
Securities sold under agreements to repurchase - discontinued operations	–	9,821	6,220
Total liabilities	$ –	$ 603,085	$ 591,649
Net liabilities	$ –	$ (200,689)	$ (200,703)

Components of Net Income (Loss) from Discontinued Operations	2019		2018			For the six months ended June 30,	
(in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2019	2018
Net interest income	$ (39)	$ 3,125	$ 3,225	$ 3,266	$ 3,570	$ 3,086	$ 7,649
Provision for loan losses	–	–	(3,097)	–	–	–	–
Net interest income after provision	(39)	3,125	6,322	3,266	3,570	3,086	7,649
Service charges	46	481	483	474	480	527	965
Mortgage income	–	288	320	315	363	288	667
Gain on sale of branches	34,475	–	–	–	–	34,475	–
Other income	(22)	21	47	22	22	(1)	54
Total noninterest income	34,499	790	850	811	865	35,289	1,686
Salaries and employee benefits	330	2,427	2,757	2,820	3,010	2,757	6,137
Occupancy	71	339	479	556	511	410	981
Equipment and software	8	123	158	217	203	131	404
Amortization of intangibles	–	247	271	296	319	247	662
Communications and data processing	197	389	440	381	346	586	708
Divestiture expense	3,646	1,449	825	–	–	5,095	–
Other noninterest expense	101	358	446	453	349	459	950
Total noninterest expense	4,353	5,332	5,376	4,723	4,738	9,685	9,842
Net income (loss) before provision for income taxes	30,107	(1,417)	1,796	(646)	(303)	28,690	(507)
Provision (benefit) for income taxes	7,964	(354)	449	(161)	(76)	7,610	(127)
Net income (loss) from discontinued operations	$ 22,143	$ (1,063)	$ 1,347	$ (485)	$ (227)	$ 21,080	$ (380)

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